     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 1997

                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                _______________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                _______________


                               AGL RESOURCES INC.
             (Exact name of registrant as specified in its charter)


             GEORGIA                                58-2210952
     (State of incorporation)                    (I.R.S. Employer
                                                Identification No.)


                  303 PEACHTREE STREET, ATLANTA, GEORGIA 30308
                                 (404) 584-9470
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                _______________


                               ROBERT L. GOOCHER
                            EXECUTIVE VICE PRESIDENT
                               AGL RESOURCES INC.
                              303 PEACHTREE STREET
                             ATLANTA, GEORGIA 30308
                                 (404) 584-9470
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               _________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

                                       Proposed     Proposed
Title of                 Amount         Maximum      Maximum
Shares                   to be         Aggregate    Aggregate     Amount of
to be                  Registered      Price Per    Offering     Registration
Registered               (1)(2)         Unit (3)     Price (3)    Fee (2)(3)
-----------------------------------------------------------------------------
Common Stock,
  par value $5.00
  per share             2,000,000        $19.50    $39,000,000    $11,818.18
-----------------------------------------------------------------------------

(1) An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, if the anti-dilution provisions of the AGL Resources Inc. Direct Stock Purchase and Dividend Reinvestment Plan become operative.

(2) Pursuant to Rule 429, the Prospectus included in this registration statement also relates to the Registrant's Registration Statement No. 33-52905, and as of February 28, 1997, 98,281 shares of the Registrant's Common Stock remain for sale thereunder. The stated registration fee for such shares was paid at the time of the previous registration.

(3) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock of AGL Resources Inc. as reported on the New York Stock Exchange consolidated reporting system on March 4, 1997.

PROSPECTUS                                                    AGL RESOURCES INC.


    RESOURCESDIRECT(TM)
    AGL RESOURCES INC. DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN


     AGL Resources Inc. (the "Company") hereby offers to existing and potential investors the opportunity to purchase shares of its Common Stock, par value $5 per share (the "Common Stock"), through the AGL Resources Inc. Direct Stock Purchase and Dividend Reinvestment Plan ("RESOURCESDIRECT"). Eligible investors who are not yet shareholders can become participants by purchasing their initial shares of Company Common Stock directly from the Company. Owners of Company Common Stock can become participants simply by enrolling in RESOURCESDIRECT.

     RESOURCESDIRECT offers the following options:

     . INITIAL INVESTMENT IN COMPANY COMMON STOCK. Eligible initial investors may become participants in RESOURCESDIRECT by making an initial cash investment in Common Stock of the Company of not less than $250 and not more than $5,000.

     . AUTOMATIC REINVESTMENT OF DIVIDENDS. Participants may automatically reinvest all or a portion of their cash dividends to acquire additional shares of Common Stock.

     . OPTIONAL CASH PURCHASES. Participants may acquire additional shares of Common Stock by making investments of $25 or more (not to exceed
        $5,000 per month) paid by check, money order or an automatic monthly bank debit.

     . NO BROKERAGE COMMISSIONS OR SERVICE CHARGES. No brokerage commission or service charge is paid by initial investors or participants in connection with purchases through RESOURCESDIRECT.

     . CERTIFICATE SAFEKEEPING. Participants may have their Common Stock share certificates held for safekeeping as a means to help protect the participant against loss, theft or destruction of their Common Stock share certificates.

     . TRANSFER OF COMMON STOCK. Participants may give or transfer shares of Common Stock to other investors eligible to participate in RESOURCESDIRECT.

     Dividends will be reinvested for participants in RESOURCESDIRECT on the date a cash dividend is paid on the Common Stock. Initial and optional cash purchases will be invested twice each month, generally on the 1st and 15th day of each month. In all cases, shares of Common Stock will be purchased through RESOURCESDIRECT at current market prices. The Company's Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "ATG" and is quoted in The Wall Street Journal as "AGL Res." On March 4, 1997, the reported last sale price of Common Stock of the Company was $19.625 per share.

     This Prospectus relates to a total of 2,098,281 shares of Common Stock of the Company and should be retained for future reference.

     ADDITIONAL LEGAL REQUIREMENTS MAY BE NECESSARY FOR PERSONS IN CERTAIN JURISDICTIONS PRIOR TO ENROLLMENT IN RESOURCESDIRECT. THESE REQUIREMENTS MAY
           PROHIBIT PARTICIPATION BY RESIDENTS OF SUCH JURISDICTIONS.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
   THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is March ___, 1997.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH SUCH PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                             AVAILABLE INFORMATION

     Additional information regarding the Company and the Common Stock to be offered by the Company is contained in the Registration Statement on Form S-3 and the exhibits thereto (of which this Prospectus forms a part) which the Company has filed with the Securities and Exchange (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Suite 1306, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains copies of such information at http://www.sec.gov. Such reports, proxy statements and other information also may be inspected at the offices of New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Commission under the 1934 Act (File No. 1-14174) are incorporated in this Prospectus by reference as of their respective dates of filing and shall be deemed to be a part hereof:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996; and

     (3) The description of the Company's Common Stock as contained in Item 1 of the Company's Registration Statement on Form 8-B (Registration No. 1-14174), as declared effective by the Commission on March 12, 1996.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents; provided that all documents so filed in each year during which the offering made by this Prospectus is in effect shall not be incorporated herein by reference or be a part hereof from and after the date of filing of the Company's Annual Report on Form 10-K for such year. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE INFORMATION INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH INFORMATION UNLESS THEY ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH INFORMATION. REQUEST FOR SUCH COPIES SHOULD BE DIRECTED TO:

                         OFFICE OF CORPORATE SECRETARY
                               AGL RESOURCES INC.
                                 P.O. BOX 4569
                          ATLANTA, GEORGIA 30302-4569
                                 (404) 584-3794


                                  THE COMPANY

     The Company is a Georgia corporation incorporated on November 27, 1995 for the primary purpose of becoming the holding company for Atlanta Gas Light Company. The Company's principal office is located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, and its telephone number is (404) 584-9470. The Company also maintains a Web site at http://www.aglr.com.

     Atlanta Gas Light Company, a Georgia corporation and the Company's principal subsidiary, is a regulated public utility, and is engaged in the distribution and transportation of natural gas, serving more than 1.4 million customers in Georgia. Other nonregulated subsidiaries of the Company are engaged in the marketing of energy and related services and gas supply management and consulting services.

                                RESOURCESDIRECT

     RESOURCESDIRECT provides initial investors with the opportunity to purchase shares of Common Stock directly from the Company and provides existing shareholders with the opportunity to purchase additional shares of Common Stock of the Company through the automatic reinvestment of cash dividends, optional cash purchases or both. RESOURCESDIRECT, which replaces the former Dividend Reinvestment and Stock Purchase Plan, now permits interested investors not presently owning shares of Common Stock to become participants in RESOURCESDIRECT.

     SHAREHOLDERS OF THE COMPANY WHO WERE PARTICIPATING IN THE FORMER DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN WILL BE DEEMED TO HAVE ELECTED TO CONTINUE TO PARTICIPATE IN RESOURCESDIRECT IN THE SAME MANNER AND TO THE SAME EXTENT AS SUCH PERSONS PARTICIPATED IN THE FORMER DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN UNLESS SUCH SHAREHOLDERS ELECT TO TERMINATE PARTICIPATION IN RESOURCESDIRECT.

     The following questions and answers constitute the terms of the Direct Stock Purchase and Dividend Reinvestment Plan ("RESOURCESDIRECT").

PURPOSE

     1.  What is the purpose of RESOURCESDIRECT?

     The purpose of RESOURCESDIRECT is to provide initial investors and existing shareholders with a convenient and economical method of acquiring shares of Common Stock of the Company at current market value. Initial investors can purchase shares of Common Stock without payment of any brokerage commission or service charge in connection with the purchase of shares through RESOURCESDIRECT. In addition, existing shareholders can purchase additional shares of Common Stock by investing cash dividends and/or by making optional cash purchases without payment of any brokerage commission or service charge in connection with the purchase of shares through RESOURCESDIRECT.

ADVANTAGES

     2.  What are some of the advantages of RESOURCESDIRECT?

     (a) Initial Investment in Company Common Stock.  Investors, not already
         ------------------------------------------
shareholders of record of the Company, may become participants in RESOURCESDIRECT by making an initial cash investment of not less than $250 and not more than $5,000.

     (b) Dividend Reinvestment.  Participants in RESOURCESDIRECT may elect to
         ---------------------
have the dividends that are paid on all or a designated portion of their shares of Common Stock reinvested in order to purchase additional shares of Common Stock.

     (c) Optional Cash Purchases.  Whether or not dividends are being reinvested
         -----------------------
automatically, participants may invest in additional shares of Common Stock by making optional cash purchases in any amount from a minimum of $25 up to a maximum of $5,000 per month. Optional cash purchases may be made by check, money order or automatic bank debit.

     (d) No Fees for Purchases.  No brokerage commission or service charge is
         ---------------------
paid by initial investors or participants in connection with purchases through RESOURCESDIRECT.

     (e) Full Investment of Funds.  Full investment of funds is possible through
         ------------------------
RESOURCESDIRECT because RESOURCESDIRECT permits fractional shares, as well as whole shares, to be reinvested in additional shares of Common Stock, with such shares credited to a participant's account to four (4) decimal places. In addition, cash dividends with respect to such fractions, as well as with respect to whole shares, will be credited to a participant's account and reinvested in shares of Common Stock through RESOURCESDIRECT.

     (f) Account Statements.  Regular statements of account provide participants
         ------------------
with a record of each transaction completed during the year to date, total shares of Common Stock credited to the participant's account, and other information related to the account.

     (g) Transfer or Gift of Shares.  Participants may make transfers or gifts
         --------------------------
of shares of Common Stock from their RESOURCESDIRECT account to other eligible investors at no charge. When a participant transfers or gifts shares to another person, a RESOURCESDIRECT account will be opened for the recipient who will then enjoy the full benefits of RESOURCESDIRECT. See Question 21, "May a participant transfer shares within RESOURCESDIRECT?".

     (h) Safekeeping of Share Certificates.  Participants who hold certificated
         ---------------------------------
shares may deposit share certificates for safekeeping, at no charge, as a means to protect against loss, theft or destruction of certificates. The dividends paid on all shares held for safekeeping will be reinvested in RESOURCESDIRECT. See Question 22, "May a participant deposit certificates for safekeeping under RESOURCESDIRECT?".

DISADVANTAGES

     3.  What are some of the disadvantages of RESOURCESDIRECT?

     (a) Market Risks.  By having dividends reinvested instead of receiving
         ------------
dividends in cash, a participant must bear the market risk associated with fluctuations in the price of the Common Stock. Also, a participant has no control over the price at which the Common Stock is purchased or sold for the participant's account.

     (b) No Interest Paid on Funds Held Pending Investment.  No interest will be
         -------------------------------------------------
paid on funds held pending investment under RESOURCESDIRECT. See Question 11, "When are shares purchased for initial investments and optional cash purchases?".

PARTICIPATION IN RESOURCESDIRECT

     4.  Who is eligible to participate?

     Any person or entity is eligible to participate in RESOURCESDIRECT, provided that such person or entity fulfills the prerequisites for participation described below. See Question 5, "How does an eligible investor become a participant?" and Question 6, "How does an eligible investor obtain a Prospectus and Initial Investment and Authorization Form?".

     The Company may elect not to offer or sell shares of Common Stock through RESOURCESDIRECT to persons residing in any jurisdiction or foreign country where, in the judgment of the Company, the burden or expense of compliance with applicable state blue sky or securities laws makes such offer or sale there impracticable or inadvisable. In any of these circumstances, dividends, if and when declared, will be paid in the usual manner to the person and any cash payment received from such person will be returned to such person.

     5.  How does an eligible investor become a participant?

     A copy of the Prospectus, Initial Investment and Authorization Form and other enrollment material may be obtained from Wachovia Bank of North Carolina, N.A. (the "Bank"), which administers RESOURCESDIRECT. See Question 6 below for the Bank's toll free telephone number and Question 7, "What does the Initial Investment and Authorization Form provide?".

     (a) Eligible Investors Who Do Not Presently Own Shares of Company Common
         --------------------------------------------------------------------
Stock.  After receiving a copy of the Prospectus, Initial Investment and
-----
Authorization Form and other enrollment material, an eligible person or entity not presently owning Common Stock may enroll in RESOURCESDIRECT and become a shareholder of record by completing, signing and returning to the Bank an Initial Investment and Authorization Form, making an initial investment of at least $250 and indicating investment options. A postage-paid envelope will be provided with the enrollment material for this purpose.

     Initial Investment and Authorization Forms will be processed as promptly as possible after receipt by the Bank. Participation in RESOURCESDIRECT will begin after a properly completed Initial Investment and Authorization Form has been reviewed and accepted by the Bank. If an initial payment is received without a properly completed Initial Investment and Authorization Form, the initial payment will be returned and no action will be taken. Once an eligible investor is enrolled in RESOURCESDIRECT, participation will continue until such participation is discontinued.

     (b) Shareholders of Record.  After receiving a copy of the Prospectus,
         ----------------------
Initial Investment and Authorization Form and other enrollment material, an eligible shareholder of record may enroll in RESOURCESDIRECT by completing and signing an Initial Investment and Authorization Form exactly as the name(s) appear(s) on the stock certificate(s) representing the shares to be enrolled and returning it to the Bank. A postage-paid envelope will be provided with the enrollment material for this purpose.

     (c) Beneficial ("Street Name") Owners.  Beneficial owners whose shares are
         ---------------------------------
registered in names other than their own (for example, shares registered in the name of a broker or bank nominee - "street name") may participate by requesting such broker or bank nominee to participate in RESOURCESDIRECT on their behalf. In general, if such arrangements are made, a broker or bank nominee may participate in the same manner as a shareholder of record except that (i) optional cash purchases are not available to such beneficial owner (see Question 13, "How are optional cash purchases made?") and (ii) the certificates representing shares purchased through RESOURCESDIRECT are issued to such broker or bank nominee. Moreover, any fees charged by a broker or bank nominee in connection with such arrangements shall be paid by the participant. PARTICIPATION IN RESOURCESDIRECT THROUGH BROKERS OR BANK NOMINEES MAY BE ON TERMS AND CONDITIONS WHICH DIFFER FROM THOSE SET FORTH HEREIN, IN WHICH CASE THE TERMS AND CONDITIONS SET BY EACH SUCH BROKER OR BANK NOMINEE SHALL GOVERN. The Company shall not be responsible for the terms of any such participation, including tax consequences thereof. The term "participant" as used herein refers to shareholders of record and eligible investors participating directly in RESOURCESDIRECT.

     ANY CURRENT PARTICIPANT IN THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN WILL AUTOMATICALLY CONTINUE AS A PARTICIPANT IN RESOURCESDIRECT WITHOUT COMPLETING AN INITIAL INVESTMENT AND AUTHORIZATION FORM.

     6. How does an eligible investor obtain a Prospectus and Initial Investment and Authorization Form?

     An eligible investor may obtain a copy of the Prospectus, the Initial Investment and Authorization Form and other enrollment material by telephoning the Bank toll free at (800) 866-1543 twenty-four hours a day, seven days a week. (Please note that if you already participate in RESOURCESDIRECT and have a question concerning your account, a toll free shareholder services telephone number is listed below at Question 10, "Who administers RESOURCESDIRECT for participants?".)

     7.  What does the Initial Investment and Authorization Form provide?

     The Initial Investment and Authorization Form allows an eligible investor who is not a shareholder of record to purchase shares of Common Stock by making an initial cash investment of not less than $250 and not more than $5,000. Any excess tendered amount will be returned to the sender. The Initial Investment and Authorization Form contains the required certification as to backup withholding and requests information as to how such shares are to be registered.

     The Initial Investment and Authorization Form also is used to instruct the Bank to open a DIRECT RESOURCES account and to indicate how such person wishes to participate in RESOURCESDIRECT. The Initial Investment and Authorization Form appoints the Bank as agent for the participant for the purchase of shares of Common Stock through the following options:

     (a) Full Dividend Reinvestment.  If the "Full Dividend Reinvestment" box is
         --------------------------
checked, the Bank will apply all of a participant's cash dividends on shares of Common Stock registered in the participant's name, as well as on all shares of Common Stock credited to the participant's RESOURCESDIRECT account, to the purchase of additional shares of Common Stock. Participants electing "Full Dividend Reinvestment" also may make optional cash purchases at any time.

     (b) Partial Dividend Reinvestment.  If the "Partial Dividend Reinvestment"
         -----------------------------
box is checked, the Bank will reinvest dividends only on such number of shares of Common Stock registered in the participant's name as indicated by the participant, as well as dividends on all shares of Common Stock credited to the participant's RESOURCESDIRECT account. The participant will continue to receive cash dividends on shares of Common Stock registered in the participant's name for which dividend reinvestment is not indicated. Participants electing "Partial Dividend Reinvestment" also may make optional cash purchases at any time.

     (c) Optional Cash Purchases.  If the "Optional Cash Purchases" box is
         -----------------------
checked, the Bank will apply any optional payments of cash received toward the purchase of additional shares of Common Stock. Shares purchased with optional payments of cash will be held in the participant's RESOURCESDIRECT account unless directed otherwise, and dividends paid on such shares will be fully reinvested. Cash dividends on shares of Common Stock registered in the participant's name other than in the participant's RESOURCESDIRECT account will be paid to the participant in the usual manner.

     IF A PARTICIPANT SIGNS BUT DOES NOT CHECK ANY BOX ON THE INITIAL INVESTMENT AND AUTHORIZATION FORM, THEN FULL DIVIDEND REINVESTMENT WILL BE ASSUMED.

     8.  Method of Investment.

     (a) Check or Money Order.  Initial investments and optional cash purchases
         --------------------
may be made by check or money order, payable in United States dollars, to "Wachovia Bank of North Carolina, N.A."

     (b) Automatic Investment from Designated Bank Account.  A participant may
         -------------------------------------------------
authorize an automatic bank debit through an Automated Clearing House (ACH) withdrawal from a designated United States bank account, by completing the appropriate section of the Initial Investment and Authorization Form.

     9.  May a participant change an investment option?

     A participant may change an investment option at any time by completing and signing an Authorization to Modify Participation Form (located on the back side of the participant's statement of account) or a Change of Authorization Form and returning it to the Bank or, if a participant's shares of Common Stock are held of record by a broker or bank nominee, by making appropriate arrangements with such broker or bank nominee to instruct the Bank of such change. A Change of Authorization Form may be obtained at any time by telephoning the Bank at the toll free telephone number listed below in Question 10.

ADMINISTRATION

     10.  Who administers RESOURCESDIRECT for participants?

     Wachovia Bank of North Carolina, N.A. (previously defined as the "Bank") acts as designated agent for each participant and has been designated by the Company as its agent to administer RESOURCESDIRECT for participants, purchase and hold shares of Common Stock acquired through RESOURCESDIRECT, maintain records, send regular statements of account to participants and perform other duties relating to RESOURCESDIRECT. Shares of Common Stock purchased through RESOURCESDIRECT will be held for safekeeping by the Bank, as agents for participants, and will be registered in the name of the Bank or its nominee as the participant's agent, until such time as the participant terminates participation in RESOURCESDIRECT (see Question 27, "How does a participant terminate participation in RESOURCESDIRECT?") or the Bank receives a participant's written request for a certificate for all or part of the participant's shares (see Question 23, "Will certificates be issued for shares of Common Stock purchased through RESOURCESDIRECT?"). The Bank also serves as Transfer Agent for the Common Stock of the Company.

     All communications regarding participation in RESOURCESDIRECT should be directed to the Bank. Participants may contact the Bank by writing to:

                         Wachovia Shareholder Services
                                 P.O. Box 8218
                        Boston, Massachusetts 02266-8218

or by telephoning the Bank toll free at (800) 633-4236. Customer service representatives are available to speak with participants Monday through Friday, except for Bank holidays, between the hours of 9:00 A.M. and 5:00 P.M., Eastern Time. (Please note that the toll free telephone number for enrollment forms is listed above at Question 6, "How does an eligible person obtain a Prospectus and Initial Investment and Authorization Form?".)

     Please mention AGL Resources Inc. in all correspondence and provide your account number and/or social security number.

     The Company reserves the right to make such additional or other arrangements for the administration of RESOURCESDIRECT as it deems appropriate.

RELEVANT RESOURCESDIRECT DATES

     11. When are shares purchased for initial investments and optional cash purchases?

     Shares are purchased for initial cash investments and optional cash purchases twice each month as follows: (i) on the next Dividend Payment Date (as hereinafter defined) following receipt of payment or, in months in which no dividend is paid, on the 1st day of such month and (ii) the 15th day of each month (each of these dates individually is referred to as an "Investment Date"). In the event that the Common Stock is not traded on a day that otherwise would be an Investment Date, the Investment Date will be the next succeeding trading day.

     Initial cash payments and optional cash payments (whether made by check, money order or automatic bank draft) must be received by the Bank at least five
(5) business days prior to the related Investment Date in order to be invested on the Investment Date. Initial cash payments or optional cash purchases received by the Bank less than five (5) business days before the related Investment Date will be held until the following Investment Date. NO INTEREST IS PAID ON INITIAL CASH INVESTMENTS OR OPTIONAL CASH PURCHASES PENDING INVESTMENT. IT THEREFORE IS SUGGESTED THAT ANY PAYMENT BE SENT SO AS TO REACH THE BANK AS CLOSE AS POSSIBLE TO THE 5TH BUSINESS DAY PRIOR TO THE RELATED INVESTMENT DATE.

     12.  When are dividends reinvested?

     In the past, the payable date for cash dividends on Common Stock has been on or about March 1, June 1, September 1 and December 1 (individually, the "Dividend Payment Date") and the record dates for such dividends have been the Friday immediately preceding February 20, May 20, August 20 and November 20. If a participant elects to reinvest cash dividends and has instructed the Bank accordingly by submitting a properly completed Initial Investment and Authorization Form, those instructions will take effect beginning with the Dividend Payment Date following the first dividend record date that occurs after the completed Initial Investment and Authorization Form is received by the Bank; provided, that the Initial Investment and Authorization Form must be received by the Bank prior to the 5th business day preceding the related dividend record date.

INVESTMENT OPTIONS AND INSTRUCTIONS

     13.  How are optional cash purchases made?

     Optional cash purchases are available to all participants who are shareholders of record of Common Stock. Optional cash purchases are not available to beneficial owners of shares of Common Stock who participate in RESOURCESDIRECT through brokers or bank nominees. However, if such beneficial owners become shareholders of record by having one or more of their shares transferred into their name, they will be entitled to enroll the directly owned shares in RESOURCESDIRECT and make optional cash purchases through RESOURCESDIRECT.

     A participant may make any number of optional cash purchases and in any amount, but such purchases must be for a minimum of $25 and up to a maximum of $5,000 per month. If a participant sends a cash payment of less than $25, the payment will be returned to the participant by the Bank. If a participant's payments for Optional Cash Purchases aggregate more than $5,000 in any month, the amount in excess will be returned to the participant by the Bank.

     Optional cash purchases will be invested twice each month on an Investment Date. A shareholder may participate in RESOURCESDIRECT through the investment of optional cash purchases without reinvesting cash dividends by checking the "Optional Cash Purchases" box on the Initial Investment and Authorization Form. However, even if the "Optional Cash Purchases" box is checked, all dividends payable on shares purchased with optional cash payments and retained in the participant's RESOURCESDIRECT account will be reinvested automatically in additional shares of Common Stock.

     14.  How does dividend reinvestment work?

     If a participant has elected to reinvest cash dividends with respect to all or a portion of shares of Common Stock held by such person, the Company will send those dividends to the Bank and the Bank then will invest the cash dividend in shares of Common Stock for the participant's account.

     15. May a participant reinvest dividends on fewer than all certificated shares of Common Stock?

     A Participant may elect partial reinvestment of cash dividends paid with respect to certificated shares of Common Stock by designating such election on the Initial Investment and Authorization Form. That portion of a cash dividend not designated for reinvestment will be sent to the participant in the usual manner or deposited directly into a participant's account.

     Partial reinvestment is available only with respect to dividends paid on certificated shares of Common Stock. All cash dividends paid with respect to shares of Common Stock held by the Bank or its nominee for the account of a participant in RESOURCESDIRECT, including shares deposited with the Bank for safekeeping, are automatically reinvested in additional shares of Common Stock of the Company.

PURCHASES

     16.  How many shares of Common Stock will be purchased?

     The number of shares to be purchased through RESOURCESDIRECT will depend on the dollar amount of dividends being reinvested, the amount of any initial or optional cash payments and the per share price of Common Stock on the Investment Date. Each participant's account will be credited with that number of shares, including fractions computed to four (4) decimal places, equal to the total amount to be reinvested, divided by the purchase price per share. THERE IS NO PROVISION IN RESOURCESDIRECT FOR PARTICIPANTS TO PURCHASE A SPECIFIC NUMBER OF SHARES.

     17. What will be the price of shares of Common Stock purchased through RESOURCESDIRECT?

     The price of shares purchased for the account of a participant in RESOURCESDIRECT on a particular Investment Date will be the closing price of such shares on that particular Investment Date (or the next succeeding day on which such closing price is reported in the event the Common Stock is not traded on such date), as published in the Eastern Edition of The Wall Street Journal report on the New York Stock Exchange Composite Transactions or by any securities exchange on which the Company's shares may be listed on such Investment Date.

     18.  What is the source of shares purchased under RESOURCESDIRECT?

     It is anticipated that all of the RESOURCESDIRECT shares will be issued out of the authorized but unissued shares of the Company's Common Stock. RESOURCESDIRECT, however, does provide the Company the flexibility of purchasing shares of Common Stock of the Company on the open market.

COSTS

     19. Are there any out-of-pocket expenses of participation in connection with purchases through RESOURCESDIRECT?

     There will be no brokerage commissions or service charges to participants for purchases through RESOURCESDIRECT. All costs of administration of RESOURCESDIRECT are to be paid by the Company. See Question 27, "How does a participant terminate participation in RESOURCESDIRECT?" and Question 28, "May a portion of a participant's RESOURCESDIRECT shares be sold?" for a discussion of payment by participants of brokerage costs and transfer taxes associated with the termination of participation and sale of shares through RESOURCESDIRECT. In addition, see Question 33, "What are the federal income tax consequences of participation in RESOURCESDIRECT?" for a discussion of the tax consequences to participants.

REPORTS TO PARTICIPANTS

     20.  What kind of reports will be sent to participants in RESOURCESDIRECT?

     Each time there is activity in a participant's RESOURCESDIRECT account, the participant will receive a statement reflecting the amount invested; the amount of dividends received; the purchase or sale price of shares; the number of shares purchased, deposited, sold or transferred or withdrawn; the total shares accumulated; and other investment activity for the current calendar year to date. Participants should ensure that the Bank is promptly notified of any address change.

     Each statement contains a form which can be used to deposit shares for safekeeping, make optional cash payments or withdraw shares from RESOURCESDIRECT. Statements will be mailed as soon as practicable after each transaction. These statements are a participant's continuing record of the cost basis of shares purchased through RESOURCESDIRECT and should be retained for income tax purposes.

     In addition, each participant will receive the most recent Prospectus constituting RESOURCESDIRECT and thereafter, as a shareholder, will receive copies of the same communications sent to every other holder of shares of Common Stock, including the Company's Annual Report to Shareholders, Notice of Annual Meeting and Proxy Statement, a proxy card, and annual income tax information for reporting distributions (including dividends) paid by the Company. See Question 33, "What are the federal income tax consequences of participation in RESOURCESDIRECT?".

     All participant notices, statements and reports from the Bank will be addressed to the participant at the latest address on record with the Bank. Participants should promptly notify the Bank in writing of any change of address.

GIFTS AND TRANSFERS OF SHARES WITHIN RESOURCESDIRECT

     21.  May a participant transfer shares within RESOURCESDIRECT?

     If a participant wishes to transfer the ownership of all or part of the participant's shares held through RESOURCESDIRECT to another person, whether by gift, private sale, or otherwise, the participant may effect such transfer by mailing a properly completed Gift/Transfer Form to the Bank. Requests for transfers are subject to the same requirements that are applicable to the transfer of Common Stock certificates, including the requirement of a Medallion Level Signature Guarantee of any endorsing signature. Gift/Transfer Forms are available upon request from the Bank by telephoning the Bank at the toll free telephone number listed above in Question 10. Transfers of less than all of the participant's shares must made in whole share amounts. No fractional shares may be transferred unless the participant's entire account is transferred.

     Shares so transferred will continue to be held by the Bank under RESOURCESDIRECT. If the transferee is not already a participant, a RESOURCESDIRECT account will be opened in the name of the transferee and the transferee automatically will be enrolled in RESOURCESDIRECT. If the transferee is not already a registered shareholder or a Plan participant, the participant-donor may make a dividend reinvestment election for the transferee at the time of the gift. The transferee may change the reinvestment level after the gift has been made as described in Question 9, "May a participant change an investment option?".

     Both transferor and the transferee will receive a statement after the next Investment Date on which a transaction occurs reflecting the number of shares transferred.

SAFEKEEPING

     22. May a participant deposit certificates for safekeeping under RESOURCESDIRECT?

     A participant may elect to have share certificates that are registered in the participant's name held for safekeeping by the Bank as a means to help protect against loss, theft or destruction of share certificates. Shares so deposited will be transferred into non-certificated form in the name of the Bank or its nominee and credited to the participant's RESOURCESDIRECT account. Thereafter, such shares will be treated in the same manner as shares purchased through RESOURCESDIRECT.

     The participant who wishes to take advantage of this safekeeping option should send the share certificates to the Bank at the address set forth in Question 10, "Who administers RESOURCESDIRECT for participants?". Common Stock certificates should be sent to the Bank by registered or certified mail, return receipt requested, or by some other means to assure their arrival, accompanied by a completed and signed Authorization to Modify Participation Form (located on the back side of the participant's statement of account) or Initial Investment and Authorization Form specifying (i) that the Common Stock is being deposited for safekeeping and (ii) if applicable, instructions regarding optional cash purchases and/or dividend reinvestment. The certificates are the responsibility of the participant until received by the Bank. The Bank will confirm the receipt of any such share certificates deposited for safekeeping.

CERTIFICATES FOR SHARES

     23. Will certificates be issued for shares of Common Stock purchased through RESOURCESDIRECT?

     Unless requested by a participant, certificates for shares of Common Stock purchased through RESOURCESDIRECT will not be issued. The number of shares credited to a participant's RESOURCESDIRECT account will be shown on the participant's statement of account. This service protects against loss, theft or destruction of share certificates.

     Certificates for any number of whole shares credited to a participant's account under RESOURCESDIRECT will be issued upon the written request of a participant. This request should be mailed to the address set forth in Question 10, "Who administers RESOURCESDIRECT for participants?". The remaining whole shares and fraction of shares, if any, will continue to be credited to the participant's account.

     Certificates for fractions of shares will not be issued under any circumstances.

     A request for issuance of share certificates, including issuance of all of the shares in a participant's account, will not constitute a termination of participation in RESOURCESDIRECT by the participant. Termination may be effected only through the delivery to the Bank of a notice of termination as outlined in Question 27, "How does a participant terminate participation in RESOURCESDIRECT?".

     Shares held by the Bank for the account of a participant may not be pledged. A participant who wishes to pledge such shares must request that a certificate for such shares be issued in the participant's name.

     24.  In whose name will certificates be issued?

     A participant's account under RESOURCESDIRECT will be maintained in the name in which the participant's shares of Common Stock were registered at the time the participant enrolled in RESOURCESDIRECT. Consequently, if and when certificates for shares held under RESOURCESDIRECT are issued, such certificates will be issued only in that name.

VOTING OF SHARES

     25.  How will a participant's shares be voted at meetings of shareholders?

     All shares credited to a participant's account under RESOURCESDIRECT will
be voted as the participant directs.   A participant will be sent the proxy
material being sent to all holders of Common Stock for that meeting. The proxy card sent to a participant will cover all shares of Common Stock held by the participant, including shares registered in the participant's own name and shares held by the Bank for the participant's account under RESOURCESDIRECT. In the case of a beneficial owner of shares of Common Stock who participates in RESOURCESDIRECT through a broker or bank nominee, such beneficial owner must make appropriate arrangements with such broker or bank nominee to ensure exercise by such owner of the right to vote such shares.

     If such participant timely returns a properly completed proxy and it is not revoked, it will be voted in the manner specified thereon with respect to all shares covered by the proxy, including shares registered in the participant's name and shares held by the Bank for the participant's account under RESOURCESDIRECT.

     If the proxy is properly executed and timely returned but without instructions for voting, all of the participant's shares will be voted in accordance with the recommendations of the Company's management. If the proxy is not returned, or if it is returned unexecuted or improperly executed, the participant's shares will be voted only if the participant votes in person at the meeting.

     Any participant who executes and delivers a proxy card may revoke it at any time prior to its use by giving written notice to the Corporate Secretary of the Company at the following address: Office of Corporate Secretary, AGL Resources Inc., P.O. Box 4569, Atlanta, Georgia 30302, or by executing and delivering to the Corporate Secretary a duly executed proxy card bearing a later date, or by appearing at the meeting and voting in person.

STOCK SPLITS AND STOCK DIVIDENDS

     26. What happens if the Company issues a stock dividend or declares a stock split?

     Any stock dividends or stock splits distributed by the Company on the shares purchased for and credited to the account of a participant through RESOURCESDIRECT will be added (including fractional shares) to the participant's account. Stock dividends or stock splits distributed on shares registered in a participant's name and held in certificated form will be mailed directly to such participant in the same manner as to shareholders who are not participating in RESOURCESDIRECT.

     In the event of a stock dividend or stock split, all cash dividends paid with respect to shares held by the Bank or its nominee will continue to be reinvested. All cash dividends on shares held directly by the participant (or the participant's nominee) will continue to be reinvested following such stock dividend or stock split in the same proportion as were the cash dividends on shares of Common Stock held by the participant (or the participant's nominee) immediately prior to the stock dividend or stock split.

TERMINATION OF PARTICIPATION

     27.  How does a participant terminate participation in RESOURCESDIRECT?

     A participant may terminate participation in RESOURCESDIRECT at any time by making written notification to the Bank. Such notice should be sent to the address set forth in Question 10, "Who administers RESOURCESDIRECT for participants?". A participant's notice of termination takes effect when such written notice is received by the Bank; provided, however, if the notice of termination is received on or after the 5th business day preceding the record date for a Dividend Payment Date, the dividend will be reinvested for that participant's account. The account then will be terminated and all subsequent dividends will be paid to the participant. When a participant terminates participation in RESOURCESDIRECT, or upon termination of RESOURCESDIRECT by the Company, certificates for whole shares credited to a participant's account under RESOURCESDIRECT will be issued to the participant and a cash payment will be made for any fractional share. However, in the participant's notice of termination of participation in RESOURCESDIRECT, the participant may, if the participant desires, direct that all of the shares credited to the participant's account in RESOURCESDIRECT, whether whole or fractional, be sold. Such sales will be made at market and will be made through an independent brokerage organization. Any brokerage fees and transfer taxes in connection with effecting such sales will be paid by the withdrawing participant. The proceeds of the sale, net of such expenses, will be sent to the participant.

     Without terminating participation in RESOURCESDIRECT, a participant may discontinue the reinvestment of dividends on shares owned and held outside RESOURCESDIRECT by notifying the Bank in writing. Notices received by the Bank prior to the 5th business day preceding a dividend record date will be effective to discontinue dividend reinvestment as of the related dividend payment date. Dividends on such shares held by the participant outside RESOURCESDIRECT will be paid to the participant by check. Dividends on shares held in a participant's RESOURCESDIRECT account will continue to be reinvested (i) until termination of participation in RESOURCESDIRECT by a participant; (ii) until a participant requests that all or a portion of such shares be sold; or (iii) until a participant requests that certificates be issued for all or a portion of such shares.

SALES OF RESOURCESDIRECT SHARES

     28.  May a portion of a participant's RESOURCESDIRECT shares be sold?

     Within 10 business days after receipt of written instructions from a participant, the Bank will sell at market through an independent brokerage organization any portion or all of a participant's shares held by the Bank under RESOURCESDIRECT. As soon thereafter as is practicable following the sale, the Bank will forward to the participant a check representing the proceeds from the sale of the shares, net of brokerage fees and transfer taxes incurred in connection with effecting such sale. The brokerage fees generally are negotiated for each sale and vary depending on the number of shares sold.

OTHER INFORMATION

     29. What is the responsibility of the Company or the Bank under RESOURCESDIRECT?

     The Company or the Bank in administering RESOURCESDIRECT will not be liable for any act done in good faith or as required by applicable securities laws or for any omission to act in good faith, including without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death or adjudicated incompetency prior to the receipt of notice in writing of such death or adjudicated incompetency.

     THE PARTICIPANT SHOULD RECOGNIZE THAT NEITHER THE COMPANY NOR THE BANK CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED BY A PARTICIPANT UNDER RESOURCESDIRECT.

     30.  May RESOURCESDIRECT be amended or terminated?

     RESOURCESDIRECT was originally established with respect to the quarterly dividend paid on March 1, 1981 and has been amended on January 22, 1982, May 27, 1983, February 25, 1988, March 28, 1994, and May 3, 1996. The Company reserves the right to suspend, modify or terminate RESOURCESDIRECT at any time. Notice of such suspension, modification or termination will be sent to all participants.

     31. What happens if a participant in RESOURCESDIRECT dies or becomes legally incapacitated?

     Upon receipt by the Bank of a notice of death or adjudicated incompetency of a participant, no further purchases of shares of Common Stock will be made for the account of such participant. The shares and cash held by RESOURCESDIRECT for the participant will be delivered to the appropriate person upon receipt of evidence satisfactory to the Bank of the appointment of a legal representative and instructions from the representative regarding delivery.

TAX CONSEQUENCES OF PARTICIPATION IN RESOURCESDIRECT

     32. Is the Company required under federal tax laws to withhold any amount of dividends that would otherwise be reinvested under RESOURCESDIRECT?

     In general, the Company is required under (S)3406 of the Internal Revenue Code of 1986, as amended (the "Code"), to withhold 31% of the amount of dividends paid on the Common Stock of any participant who has (i) failed to furnish a valid taxpayer identification number; (ii) failed to report properly interest or dividends; or (iii) failed, when required, to certify that said participant is not subject to such withholding.

     Regardless of participation in RESOURCESDIRECT, any participant who first acquired stock in the Company after December 31, 1983, must certify under penalty of perjury that said participant is not subject to withholding under Code (S)3406 or the Company will be required to withhold 31% of dividends paid to said participant. The acquisition after December 31, 1983, of additional shares of stock in the Company by a participant who was a Company shareholder prior to January 1, 1984, whether through RESOURCESDIRECT or otherwise, should not trigger the certification requirement. Any foreign participant will be subject to withholding at rates up to 30% of the amount of dividends paid on the Common Stock unless such foreign participant has furnished the Bank with appropriate verification that such participant is not subject to United States withholding.

     Should withholding be required as to any dividends to be reinvested under RESOURCESDIRECT, the Bank will notify the participant of such requirement when withholding begins. The amounts withheld will be deducted from the amount of the dividend and only the remaining amount will be invested.

     33. What are the federal income tax consequences of participation in RESOURCESDIRECT?

     In general, participants in RESOURCESDIRECT have the same federal income tax obligations with respect to their dividends as do shareholders who do not participate in RESOURCESDIRECT. Cash dividends reinvested by a participant under RESOURCESDIRECT will be treated for federal income tax purposes as having been received in cash even though the participant directs that they be used to purchase additional shares under RESOURCESDIRECT and does not receive them in cash. Accordingly, the amount of any dividend reinvested through RESOURCESDIRECT must be included in the participant's gross income in the year the dividend would have been paid to the participant had the participant not elected to participate in RESOURCESDIRECT. (Participants who joined RESOURCESDIRECT prior to January 1, 1986, should be aware that the federal tax law providing for the exclusion from income of certain dividends paid by qualified public utilities terminated as of December 31, 1985.) In addition, the tax basis of shares acquired under RESOURCESDIRECT will be equal to their purchase price under RESOURCESDIRECT.

     Just as with any corporate distribution, however, any amount reinvested that is not a dividend for federal income tax purposes because it is not paid out of current or accumulated earnings and profits of the Company will be considered a return of capital and will not be required to be included in gross income but will be subtracted from the participant's basis in the shares on which the distribution is paid. Any such amount paid and reinvested after the participant's basis in such shares reaches zero (0) will be considered capital gain and will be taxed as such. Participants should be advised, however, that the Company does not anticipate declaring any dividend other than from its current or accumulated earnings and profits.

     To assist participants in preparing their income tax returns, the Bank is required to inform each participant of the amount of distributions (including dividends) made by the Company and credited to the participant's account for reinvestment under RESOURCESDIRECT, as well as the portion of that amount that should be treated as capital gain. The Bank will provide this information for each calendar year by mailing or otherwise furnishing Form 1099-DIV to each participant on or before January 31 of the following year.

     The federal income tax treatment of any transaction involving shares acquired under RESOURCESDIRECT such as a sale or exchange, redemption, stock (or other property) distribution or stock split, generally is the same as the tax treatment of similar transactions involving shares purchased with cash and not acquired under RESOURCESDIRECT. For any transaction involving the sale of shares credited to a participant's Plan account, the Bank will provide the participant with a Form 1099-B setting forth information provided to the Internal Revenue Service with respect to the transaction. For purposes of determining whether capital gains (if any) from the disposition of shares acquired under RESOURCESDIRECT qualify for long-term capital gains treatment, the holding period of the shares begins the day after the date on which the shares are purchased for a participant's account under RESOURCESDIRECT, as reflected on the participant's statement of account.

     Participants will not realize any taxable income when they receive certificates for Plan shares held in their accounts under RESOURCESDIRECT, whether upon withdrawal from RESOURCESDIRECT or otherwise. However, participants should note that upon withdrawal they will receive cash payments for the fractional shares credited to their accounts and may realize a gain or loss. The amount of such gain or loss will be the difference between the amount the participant receives for the fractional shares and the participant's tax basis for such shares.

     It is anticipated that shares purchased under RESOURCESDIRECT will be issued out of authorized but unissued shares of the Company's Common Stock. However, if at any time shares should be purchased on the open market, each participant will be required to include in gross income such participant's pro rata share of any brokerage fees paid by the Company in connection with such purchase.

     BECAUSE THE FOREGOING DISCUSSION ONLY SUMMARIZES THE GENERAL FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION, PARTICIPANTS SHOULD CONSULT THEIR TAX ADVISOR FOR SPECIFIC TAX ADVICE REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THEIR PARTICIPATION.


                                USE OF PROCEEDS

     The proceeds to be received by the Company from sales of shares of Common Stock through RESOURCESDIRECT will be used for general corporate purposes. The Company has no basis for estimating either the number of shares of Common Stock that ultimately will be sold pursuant to RESOURCESDIRECT or the prices at which such shares will be sold.


                                 LEGAL MATTERS

     Certain legal matters related to the Common Stock offered hereby will be passed upon for the Company by Melanie M. Platt, Esq., Vice President and Corporate Secretary for the Company. Ms. Platt owns shares of Common Stock of the Company, both directly and as a participant in various employee benefit plans and RESOURCESDIRECT.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, appearing in and incorporated by reference in such Form 10-K which is incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

                               TABLE OF CONTENTS
                                                                           Page
                                                                           ----
Available Information....................................................    3

Incorporation of Certain Information by Reference........................    3

The Company..............................................................    4

RESOURCESDIRECT..........................................................    4
Purpose..................................................................    5
Advantages...............................................................    5
Disadvantages............................................................    6
Participation in RESOURCESDIRECT.........................................    6
Administration...........................................................    9
Relevant RESOURCESDIRECT Dates...........................................   10
Investment Options and Instructions......................................   11
Purchases................................................................   12
Costs....................................................................   12
Reports to Participants..................................................   12
Gifts and Transfers of Shares within RESOURCESDIRECT.....................   13
Safekeeping..............................................................   14
Certificates for Shares..................................................   14
Voting of Shares.........................................................   15
Stock Splits and Stock Dividends.........................................   15
Termination of Participation.............................................   16
Sales of RESOURCESDIRECT Shares..........................................   16
Other Information........................................................   17
Tax Consequences of Participation in RESOURCESDIRECT.....................   17

Use of Proceeds..........................................................   19

Legal Matters............................................................   19

Experts..................................................................   19



                              ResourcesDirect(TM)
                              AGL Resources Inc.
                           Direct Stock Purchase and
                          Dividend Reinvestment Plan



                                 COMMON STOCK



                                  ----------
                                  PROSPECTUS
                                  ----------




                                MARCH   , 1997
                                      --

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
          -------------------------------------------

     The expenses of the offering are estimated as follows:


     Registration Fee - Securities and Exchange Commission........................  $11,818
     New York Stock Exchange Lisitng Fee..........................................    1,500
     Printing Expenses............................................................   10,000
     Legal Fees and Expenses......................................................       --
     Accounting Fees and Expenses.................................................    2,000
     Blue Sky Fees and Expenses (including fees and expenses of counsel)..........    1,000
                                                                                    -------
     TOTAL........................................................................  $26,318
                                                                                    =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

     Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "Georgia Code") provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for breach of their duty of care and other duties as directors; provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for appropriating, in violation of his duties, any business opportunity of the corporation, engaging in intentional misconduct or a knowing violation of law, obtaining an improper personal benefit, or voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption or otherwise) as provided in Section 14-2-832 of the Georgia Code. Section 14-2-202(b)(4) also does not eliminate or limit the rights of a corporation or any shareholder to seek an injunction or other non-monetary relief in the event of a breach of a director's fiduciary duty. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his role as a director and does not relieve a director from liability arising from his role as an officer or in any other capacity. The provisions Article VII of the Company's Articles of Amendment and Restatement (the "Articles") are similar in all substantive respects to those contained in Section 14-2-202(b)(4) of the Georgia Code outlined above, and Article VII provides that the liability of directors of the Company shall be limited to the fullest extent permitted by amendments to Georgia law.

     Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Code govern the indemnification of directors, officers, employees and agents. Section 14-2-851 of the Georgia Code provides for indemnification of a director of the Company for liability incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including civil actions brought as derivative actions by or in the right of the Company) in which he may become involved by reason of being a director of the Company. Section 14-2-851 also provides such indemnity for directors who, at the request of the Company, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or another enterprise. The Section permits indemnification if the director acted in a manner he believed in good faith to be in or not opposed to the best interest of the Company and, in addition, in criminal proceedings, if he had no reasonable cause to believe his conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding. However, if the director is adjudged liable to the Company in a derivative action or on the basis that personal benefit was improperly received by him, the director will only be entitled to such indemnification for reasonable expenses as a court finds to be proper in accordance with the provisions of Section 14-2-854.

     Section 14-2-852 of the Georgia Code provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of the Company, are entitled to indemnification against reasonable expenses as of right. Conversely, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Section 14-2-855 of the Georgia Code, as follows: (i) by the majority vote of a quorum of the disinterested members of the board of directors, (ii) if a quorum cannot be obtained, by a committee thereof duly designated by the board of directors, consisting of two or more disinterested directors, (iii) by special legal counsel, or (iv) by the shareholders, but, in such event, the shares owned by or voted under the control of directors seeking indemnification may not be voted.

     Section 14-2-857 of the Georgia Code provides that an officer of the Company (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, as described above. In addition, the Company may, as provided by its Articles, Bylaws, general or specific actions by its Board of Directors, or by contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

     The provisions of Article IX of the Company's Articles provide for indemnification by the Company to the full extent permitted by, and the provisions of Section 2.15 of the Company's Bylaws are similar in all substantive respects to, the foregoing provisions of the Georgia Code outlined above. In addition, as authorized by Section 14-2-857 of the Georgia Code, the Board of Directors intends to authorize the Company to enter into indemnification agreements with each of its officers who is not a director to provide each such officer indemnification rights equal to those permitted for directors of the Company pursuant to the provisions of the Georgia Code outlined above.

     Officers and directors of the Company are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act" including any alleged breach of duty, neglect, error, misstatement, misleading statement, omissions or other act done or wrongfully attempted. The cost of such insurance is borne by the Company as permitted by the Bylaws of the Company and the laws of the State of Georgia.

ITEM 16.  EXHIBITS.
          --------

EXHIBIT NUMBER              DESCRIPTION

     5              Opinion of Melanie M. Platt, Esq.

    23.1            Consent of Deloitte & Touche LLP.

    23.2            Consent of Melanie M. Platt, Esq. (included in Exhibit 5).

    24              Powers of Attorney (included with Signature Page hereto).

    99              Proposed form of Initial Investment and Authorization Form.

Item 17.  UNDERTAKINGS.
          ------------

     A.   RULE 415 OFFERING.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement which, individually or in the aggregate, represent a fundamental change in the informatin set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs A(1)(i) and A(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1954 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.   SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.   ACCELERATION OF EFFECTIVENESS.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 7, 1997.

                                      AGL RESOURCES INC.

                                      By: /s/ David R. Jones
                                          -------------------------------------
                                          David R. Jones
                                          President and Chief Executive Officer


                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Jones, Robert L. Goocher and Albert G. Norman, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of AGL Resources Inc. relating to the Direct Stock Purchase and Dividend Reinvestment Plan, to be filed with the Securities and Exchange Commission, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.

     Signatures                 Title
     ----------                 -----


/s/ David R. Jones              President and Chief Executive Officer
---------------------------     (Principal Executive Officer) and Director
David R. Jones


/s/ J. Michael Riley            Vice President and Chief Financial Officer
---------------------------     (Principal Accounting and Financial Officer)
J. Michael Riley


/s/ Frank Barron, Jr.           Director
---------------------------
Frank Barron, Jr.

/s/ W. Waldo Bradley            Director
---------------------------
W. Waldo Bradley


/s/ Otis A. Brumby, Jr.         Director
---------------------------
Otis A. Brumby, Jr.


/s/ L.L. Gellerstedt, III       Director
---------------------------
L.L. Gellerstedt, III


/s/ Albert G. Norman, Jr.       Director
---------------------------
Albert G. Norman, Jr.


/s/ D. Raymond Riddle           Director
---------------------------
D. Raymond Riddle


/s/ Betty L. Siegel             Director
---------------------------
Betty L. Siegel


/s/ Ben J. Tarbutton, Jr.       Director
---------------------------
Ben J. Tarbutton, Jr.


/s/ Charles McKenzie Taylor     Director
---------------------------
Charles McKenzie Taylor


/s/ Felker W. Ward, Jr.         Director
---------------------------
Felker W. Ward, Jr.


*By /s/ Robert L. Goocher
    -----------------------
    Robert L. Goocher,
    as Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit No.     Exhibit
-----------     -------

    5           Opinion of Melanie M. Platt, Esq.

   23.1         Consent of Deloitte & Touche LLP.

   23.2         Consent of Melanie M. Platt, Esq. (included in Exhibit 5).

   24           Powers of Attorney (included with Signature Page hereto).

   99           Proposed form of Initial Investment and Authorization Form.